Exhibit 99.1

China Shenghuo Pharmaceutical’s Lixuwang Trademark Awarded Chinese Well-Known Trademark Honor

Kunming Province, China (January 24, 2011) – China Shenghuo Pharmaceutical Holdings, Inc. (AMEX: KUN) (“China Shenghuo” or the “Company”), a China-based pharmaceutical company engaged in the research, development, manufacture, and marketing of Traditional Chinese Medicine (TCM), nutritional supplement and cosmetic products, today announced that “Lixuwang”, the trademark of its best selling product, Xuesaitong Capsule, was awarded the Chinese Well-Known Trademark Honor by the State Administration for Industry and Commerce of China.

Xuesaitong Capsule, the number one selling product among China Shenghuo’s product portfolio, is indicated for the treatment of various cardiovascular and cerebrovascular diseases. This prestigious award recognizes Xuesaitong’s market leading position; gives China Shenghuo access to additional government grants and the green path in anti-counterfeit campaign; and increases the value of this significant intangible asset.

About China Shenghuo

Founded in 1995, China Shenghuo is a specialty pharmaceutical company that focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which is currently being listed in the 2010 Provincial Insurance Catalogue of fifteen provinces and remains to be listed in the 2009 Provincial Insurance Catalogue of seven provinces around China. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Singapore, Japan, Malaysia, and Thailand and to European countries such as the United Kingdom, Tajikistan, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management’s current expectations. Such factors include, but are not limited to, risks of litigation and governmental or other regulatory proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company’s financial statements; the Company’s ability to refinance or repay loans received; the Company’s uncertain business condition; the Company’s continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; risks arising from potential weaknesses or deficiencies in the Company’s internal controls over financial reporting; the Company’s reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company’s business, including possible contract cancellation; the Company’s ability to develop and market new products; the Company’s ability to establish and maintain a strong brand; the Company’s continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company’s intellectual property rights; market acceptance of the Company’s products; changes in the laws of the People’s Republic of China that affect the Company’s operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company’s operations; general economic conditions; and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Company Contact:
China Shenghuo Pharmaceutical Holdings, Inc.
Ms. Shujuan Wang
Secretary of the Board of Directors
86-871-7282698

Investor Relations:
The Trout Group
Mark Xu
86-15821996861